Exhibit 99.1

Pentair, Inc.
Waters Edge Plaza
1500 County Road B2 West
St. Paul, MN 55113
651 636 7920 Tel
651 639 5203 Fax

News Release
[PENTAIR LOGO]

For release at 5:00 A.M. CST

Contact: Mark Cain (651) 639-5278

Pentair’s Fourth Quarter 2002 EPS Rises 33% on 10% Sales Gain, Free Cash Flow Exceeds $214 Million for the Year

ST. PAUL, Minn. — January 30, 2003 — Pentair (NYSE: PNR) today announced fourth quarter 2002 earnings per share (EPS) of $0.57, a 33 percent gain over fourth quarter 2001 EPS of $0.43 (without goodwill amortization and restructuring charge). This performance exceeds analysts’ consensus EPS estimate of $0.55 by $0.02. Sales for the fourth quarter totaled $640.3 million, a 10 percent gain over sales in the same period in 2001. Full year free cash flow totaled $214.1 million, representing a 165 percent conversion of 2002 net income, and cash EPS of $4.30.

“The fourth quarter played out largely as expected, with slower sell-through at our major retail and industrial accounts, and continued constrained spending in machine tool, capital goods and technology markets,” said Randall J. Hogan, Pentair chairman and CEO. “These factors were mitigated by our supply management, lean enterprise, cash flow, and growth initiatives, as well as contributions from our newly acquired businesses.”

Pentair’s net sales for 2002 totaled $2,580.8 million, up slightly from the $2,574.1 million recorded in 2001. Operating income for the year totaled $236.0 million, versus $234.9 million, before goodwill amortization and restructuring charge, in 2001. EPS in 2002 totaled $2.61, an eight percent gain over 2001 EPS of $2.42 without goodwill amortization and restructuring charge. (On a reported basis, 2002 EPS was up 123 percent versus reported 2001 EPS of $1.17.) Pentair’s $214 million of free cash flow is net of approximately $23 million that was paid to bring a synthetic lease from a 1999 capital project onto the balance sheet.

In the Tools Group, fourth quarter 2002 sales of $270.7 million were eight percent higher than in the same period last year, while operating income of $24.6 million improved 12 percent on the same comparison. Fourth quarter operating income margins in the Group were 9.1 percent, representing an increase of 40 basis points over the fourth quarter 2001.

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Fourth quarter sales for the Tools Group were stronger than in 2001, benefiting from the Oldham Saw business, which was acquired in October 2002 and was accretive to earnings in the fourth quarter. Gains in operating income were due primarily to benefits generated by supply chain, lean enterprise, and cost reduction initiatives, somewhat offset by costs of promotional pricing programs and a mix shift to lower priced products.

The Tools Group continues to address margin expansion through cost productivity and working capital improvements, supplemented by accelerated new product development. Patent applications within the Group increased in 2002 from the prior year, and the time required to move new tools to market has been cut dramatically.

In the Water Technologies Group, fourth quarter sales of $231.8 million increased 20 percent versus the same period last year, benefiting from sales in the Pool business that had been delayed by the customer from the third quarter to the fourth quarter, as well as contributions from the Plymouth Products business, acquired in October of 2002. The Group’s operating income of $23.1 million was five percent higher than in the same period last year. CodeLine pressure vessels for international projects are now being sourced from Pentair’s facilities in India, which is expected to improve margins on large international water treatment projects. Headcount reductions within the Ashland, Ohio pump operations, coupled with accelerated lean enterprise and supply chain management activities, will build margins in the pump business during the first quarter of 2003.

In the Enclosures Group, sales of $137.7 million in the fourth quarter of 2002 were down two percent, reflecting continued weakness in capital spending and technology markets. Fourth quarter operating income of $9.5 million – up 176 percent, or 450 basis points, from the same period in 2001 – reflects the benefits of ongoing restructuring, Lean Enterprise practices, and working capital management. The fourth quarter was the Enclosure Group’s fourth consecutive quarter of margin improvement, gaining 60 basis points over the third quarter margins. Pentair said its Enclosures Group continues to pursue a goal of reaching double-digit margins.

Hogan said Pentair’s key operating initiatives – cash flow, lean enterprise practices, and supply management – have taken root and the Company is now executing plans designed to drive organic growth. These plans include exploring new business platforms within existing operations, expanding product lines, adding new channels, and entering new geographic markets.

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“We expect this emphasis on internal growth, coupled with revenues from potential future acquisitions, to return our growth rates to the high levels we recorded in the ‘90s,” Hogan said. “Considering how lean and efficient our operations are becoming, even a modest improvement in sales volume would improve our earnings significantly.”

Hogan said that assuming there is no change in the business environment in 2003, Pentair expects to deliver EPS of between $.50 and $.60 in the first quarter of 2003, compared to EPS of $0.43 in the first quarter of 2002, and between $2.90 and $3.05 in 2003. Free cash flow for the year is targeted at $200 million.

“We think that Pentair’s prospects for improving shareholder value in 2003 are excellent, and we’re anxious to prove what this leaner, more dynamic business can do for its shareholders, customers, and employees,” Hogan added.

A Pentair conference call scheduled for 11:00 a.m. CST today will be webcast live via http://www.pentair.com. The conference call, which can be found on the site’s “Financial Information” page, will be archived at the same location.

Pentair is a St. Paul-based manufacturer whose core businesses compete in tools, water technologies, and enclosures markets. The company employs 12,000 people in more than 50 locations around the world.

Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as continued economic growth; retail and industrial demand; product introductions; and pricing and other competitive pressures. Forward-looking statements included herein are made as of the date hereof and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Fourth quarter		Year ended
In thousands, except per-share data	December 31 2002	December 31 2001	December 31 2002	December 31 2001
Net sales (2)	$640,303	$584,310	$2,580,783	$2,574,080
Cost of goods sold	486,556	442,222	1,965,076	1,967,945

Gross profit	153,747	142,088	615,707	606,135
% of net sales	24.0%	24.3%	23.9%	23.5%
Selling, general and administrative (1) (2)	89,276	100,234	342,806	377,098
% of net sales	13.9%	17.2%	13.3%	14.6%
Research and development	10,620	8,377	36,909	31,171
% of net sales	1.7%	1.4%	1.4%	1.2%
Restructuring charge	—	40,105	—	40,105
% of net sales	n/a	6.9%	n/a	1.6%

Operating income (loss)	53,851	(6,628)	235,992	157,761
% of net sales	8.4%	(1.1%)	9.1%	6.1%
Net interest expense	11,134	13,122	43,545	61,488
% of net sales	1.7%	2.2%	1.7%	2.4%
Other expense, write-off of investment	—	485	—	2,985
% of net sales	n/a	0.1%	n/a	0.1%

Income (loss) from continuing operations before income taxes	42,717	(20,235)	192,447	93,288
% of net sales	6.7%	(3.5%)	7.5%	3.6%
Provision for income taxes	14,632	(3,961)	62,545	35,772
Effective tax rate	34.3%	19.6%	32.5%	38.3%

Income (loss) from continuing operations	28,085	(16,274)	129,902	57,516
% of net sales	4.4%	(2.8%)	5.0%	2.2%
Loss on disposal of discontinued operations, net of tax	—	(24,647)	—	(24,647)

Net income (loss)	$28,085	$(40,921)	$129,902	$32,869

Earnings per common share
Basic
Continuing operations	$0.57	$(0.33)	$2.64	$1.17
Discontinued operations	—	(0.50)	—	(0.50)

Basic earnings per common share	$0.57	$(0.83)	$2.64	$0.67

Diluted
Continuing operations	$0.57	$(0.33)	$2.61	$1.17
Discontinued operations	—	(0.50)	—	(0.50)

Diluted earnings per common share	$0.57	$(0.83)	$2.61	$0.67

Weighted average common shares outstanding
Basic	49,305	49,070	49,235	49,047
Diluted	49,552	49,376	49,744	49,297

Cash dividends declared per common share	$0.19	$0.18	$0.74	$0.70

Goodwill amortization disclosure (continuing operations)
Reported net income (loss)	$28,085	$(16,274)	$129,902	$57,516
Add back goodwill amortization, net of tax	—	7,890	—	32,043

Adjusted net income (loss)	$28,085	$(8,384)	$129,902	$89,559

Reported earnings per share – basic	$0.57	$(0.33)	$2.64	$1.17
Goodwill amortization	—	0.16	—	0.65

Adjusted net earnings per share – basic	$0.57	$(0.17)	$2.64	$1.82

Reported earnings per share – diluted	$0.57	$(0.33)	$2.61	$1.17
Goodwill amortization	—	0.16	—	0.65

Adjusted net earnings per share – diluted	$0.57	$(0.17)	$2.61	$1.82

(1)
During the first quarter of 2002, we adopted SFAS 142 which requires that goodwill no longer be amortized. Selling, general and administrative (SG&A) expense for the fourth quarter and full year 2001 include $8,896 and $36,107 of goodwill amortization, respectively ($7,890 and $32,043 net of tax, or $0.16 and $0.65 per diluted share, respectively). SG&A expense for the fourth quarter and full year 2001 excluding the impact of goodwill amortization was $91,338 and $340,991, or 15.6% and 13.2% of sales, respectively.

(2)
We adopted Emerging Issues Task Force (EITF) Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. This new guidance was effective for Pentair beginning January 1, 2002. EITF 01-9 requires that certain payments to our customers for cooperative advertising and certain sales incentive offers that were historically classified in selling, general and administrative expense be reclassified and shown as a reduction in net sales. EITF 01-9 also requires the reclassification of previously reported results of operations for periods prior to the adoption to conform to the current presentation.

Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

In thousands	December 31 2002	December 31 2001
Assets
Current assets
Cash and cash equivalents	$39,648	$39,844
Accounts and notes receivable, net	403,793	398,579
Inventories	293,202	300,923
Deferred income taxes	55,234	69,953
Prepaid expenses and other current assets	17,132	20,979
Net assets of discontinued operations	1,799	5,325

Total current assets	810,808	835,603

Property, plant and equipment, net	351,316	329,500

Goodwill	1,218,341	1,088,206
Other assets	133,985	118,889

Total assets	$2,514,450	$2,372,198

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$686	$—
Current maturities of long-term debt	8,340	8,729
Accounts and notes payable	171,709	179,149
Employee compensation and benefits	84,965	74,888
Accrued product claims and warranties	36,855	37,590
Income taxes	12,071	6,252
Other current liabilities	109,426	121,825

Total current liabilities	424,052	428,433

Long-term debt	726,059	714,977
Pension and other retirement compensation	124,301	74,263
Post-retirement medical and other benefits	42,815	43,583
Deferred income taxes	31,728	34,128
Other noncurrent liabilities	59,771	61,812

Total liabilities	1,408,726	1,357,196

Shareholders’ equity	1,105,724	1,015,002

Total liabilities and shareholders’ equity	$2,514,450	$2,372,198

Days sales in accounts receivable (13 month moving average)	59	65
Days inventory on hand (13 month moving average)	63	75
Days in accounts payable (13 month moving average)	53	59
Debt/total capital	39.9%	41.6%

We recorded a charge to shareholders’ equity of $29.2 million in the fourth quarter of 2002 as required under SFAS No. 87, “Employers’ Accounting for Pensions”, as the fair market value of the pension assets were less than the related accumulated benefit obligation.

Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended
In thousands	December 31 2002	December 31 2001
Operating activities
Net income	$129,902	$32,869
Depreciation	58,833	62,674
Other amortization	4,089	5,568
Amortization of goodwill	—	36,107
Deferred income taxes	11,007	(5,315)
Restructuring charge	—	41,060
Other expense, write-off of investment	—	2,985
Loss on disposal of discontinued operations	—	24,647
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	25,535	70,890
Inventories	29,717	87,840
Prepaid expenses and other current assets	20,197	653
Accounts payable	(18,356)	(69,321)
Employee compensation and benefits	8,070	(13,185)
Accrued product claims and warranties	(1,704)	(4,468)
Income taxes	5,863	9,942
Other current liabilities	(30,434)	(50,758)
Pension and post-retirement benefits (1)	15,030	17,199
Other assets and liabilities (2)	9,521	(7,205)

Net cash provided by continuing operations	267,270	242,182
Net cash provided by (used for) discontinued operations	3,524	(9,848)

Net cash provided by operating activities	270,794	232,334

Investing activities
Capital expenditures	(33,744)	(53,668)
Acquisition of previously leased facility	(22,952)	—
Proceeds from sale of businesses	1,744	70,100
Acquisitions, net of cash acquired	(170,270)	(1,937)
Equity investments	(9,383)	(25,438)
Other	(7)	(186)

Net cash used for investing activities	(234,612)	(11,129)

Financing activities
Net repayments of debt	(4,897)	(190,050)
Proceeds from exercise of stock options	2,730	2,913
Repurchases of common stock	—	(1,458)
Dividends paid	(36,420)	(34,327)

Net cash used for financing activities	(38,587)	(222,922)

Effect of exchange rate changes on cash	2,209	6,617

Change in cash and cash equivalents	(196)	4,900
Cash and cash equivalents, beginning of period	39,844	34,944

Cash and cash equivalents, end of period	$39,648	$39,844

Free cash flow
Net cash provided by operating activities	$270,794	$232,334
Less capital expenditures (including buyout of synthetic lease)	(56,696)	(53,668)

Free cash flow	$214,098	$178,666

Weighted average common shares outstanding – diluted	49,744	49,297
Free cash flow per share	$4.30	$3.62

(1)	Includes $15.3 million pension contribution in December 2002.
(2)	Includes $8.2 million cash received in September 2002 for the monetization of an interest rate swap agreement.

Pentair, Inc. and Subsidiaries
Supplemental Condensed Consolidated Statements of Income (Unaudited)

In thousands, except per-share data	First Qtr 2001	Second Qtr 2001	Third Qtr 2001	Fourth Qtr 2001	Year 2001
Net sales (1)	$664,169	$689,427	$636,174	$584,310	$2,574,080
Cost of goods sold	507,396	531,294	487,033	442,222	1,967,945

Gross profit	156,773	158,133	149,141	142,088	606,135
% of net sales	23.6%	22.9%	23.4%	24.3%	23.5%
Selling, general and administrative (1)	96,178	90,534	90,152	100,234	377,098

% of net sales	14.5%	13.1%	14.2%	17.2%	14.6%
Research and development	7,739	7,250	7,805	8,377	31,171

% of net sales	1.2%	1.1%	1.2%	1.4%	1.2%
Restructuring charge	—	—	—	40,105	40,105

% of net sales	n/a	n/a	n/a	6.9%	1.6%

Operating income (loss)	52,856	60,349	51,184	(6,628)	157,761

% of net sales	8.0%	8.8%	8.0%	(1.1%)	6.1%
Net interest expense	17,716	16,241	14,409	13,122	61,488

% of net sales	2.7%	2.4%	2.3%	2.2%	2.4%
Other expense, write-off of investment	2,500	—	—	485	2,985

% of net sales	0.4%	n/a	n/a	0.1%	0.1%

Income (loss) from continuing operations before income taxes	32,640	44,108	36,775	(20,235)	93,288

% of net sales	4.9%	6.4%	5.8%	(3.5%)	3.6%
Provision for income taxes	12,077	15,552	12,104	(3,961)	35,772

Effective tax rate	37.0%	35.3%	32.9%	19.6%	38.3%

Income (loss) from continuing operations	20,563	28,556	24,671	(16,274)	57,516

% of net sales	3.1%	4.1%	3.9%	(2.8%)	2.2%
Loss on disposal of discontinued operations, net of tax	—	—	—	(24,647)	(24,647)

Net income (loss)	$20,563	$28,556	$24,671	$(40,921)	$32,869

Earnings per common share
Basic
Continuing operations	$0.42	$0.58	$0.50	$(0.33)	$1.17
Discontinued operations	—	—	—	(0.50)	(0.50)

Basic earnings per common share	$0.42	$0.58	$0.50	$(0.83)	$0.67

Diluted
Continuing operations	$0.42	$0.58	$0.50	$(0.33)	$1.17
Discontinued operations	—	—	—	(0.50)	(0.50)

Diluted earnings per common share	$0.42	$0.58	$0.50	$(0.83)	$0.67

Weighted average common shares outstanding
Basic	49,006	49,032	49,082	49,070	49,047
Diluted	49,127	49,274	49,410	49,376	49,297

Cash dividends declared per common share	$0.17	$0.17	$0.18	$0.18	$0.70

Goodwill amortization disclosure (continuing operations)
Reported net income	$20,563	$28,556	$24,671	$(16,274)	$57,516
Add back goodwill amortization, net of tax	8,000	8,200	7,953	7,890	32,043

Adjusted net income	$28,563	$36,756	$32,624	$(8,384)	$89,559

Reported earnings per share – basic	$0.42	$0.58	$0.50	$(0.33)	$1.17
Goodwill amortization	0.16	0.17	0.16	0.16	0.65

Adjusted net earnings per share – basic	$0.58	$0.75	$0.66	$(0.17)	$1.82

Reported earnings per share – diluted	$0.42	$0.58	$0.50	$(0.33)	$1.17
Goodwill amortization	0.16	0.17	0.16	0.16	0.65

Adjusted net earnings per share – diluted	$0.58	$0.75	$0.66	$(0.17)	$1.82

(1)	Adjusted to give effect to the adoption of EITF 01-9.

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

In thousands	First Qtr 2002	Second Qtr 2002	Third Qtr 2002	Fourth Qtr 2002	Year 2002

Net sales to external customers (1)
Tools	$252,092	$303,771	$265,732	$270,736	$1,092,331
Water	211,411	265,531	223,637	231,841	932,420
Enclosures	139,560	138,814	139,932	137,726	556,032
Corporate/other	—	—	—	—	—

Consolidated	$603,063	$708,116	$629,301	$640,303	$2,580,783

Operating income (loss) as reported
Tools	$16,686	$30,837	$25,479	$24,596	$97,598
Water	29,747	43,708	29,969	23,135	126,559
Enclosures	4,608	6,995	8,884	9,455	29,942
Other	(5,314)	(6,948)	(2,510)	(3,335)	(18,107)

Consolidated	$45,727	$74,592	$61,822	$53,851	$235,992

Restructuring charge
Tools	$—	$—	$—	$—	$—
Water	—	—	—	—	—
Enclosures	—	—	—	—	—
Other	—	—	—	—	—

Consolidated	$—	$—	$—	$—	$—

Goodwill amortization
Tools	$—	$—	$—	$—	$—
Water	—	—	—	—	—
Enclosures	—	—	—	—	—

Total goodwill amortization	—	—	—	—	—
Other amortization	864	864	864	1,497	4,089

Total amortization	$864	$864	$864	$1,497	$4,089

Operating income (loss) excluding restructuring charge and goodwill amortization
Tools	$16,686	$30,837	$25,479	$24,596	$97,598
Water	29,747	43,708	29,969	23,135	126,559
Enclosures	4,608	6,995	8,884	9,455	29,942
Other	(5,314)	(6,948)	(2,510)	(3,335)	(18,107)

Consolidated	$45,727	$74,592	$61,822	$53,851	$235,992

Operating income (loss) before restructuring charge and goodwill amortization as a percent of net sales
Tools	6.6%	10.2%	9.6%	9.1%	8.9%
Water	14.1%	16.5%	13.4%	10.0%	13.6%
Enclosures	3.3%	5.0%	6.3%	6.9%	5.4%
Consolidated	7.6%	10.5%	9.8%	8.4%	9.1%

(1)	Adjusted to give effect to the adoption of EITF 01-9.

Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment (Unaudited)

In thousands	First Qtr 2001	Second Qtr 2001	Third Qtr 2001	Fourth Qtr 2001	Year 2001
Net sales to external customers (1)
Tools	$234,404	$274,419	$241,487	$251,335	$1,001,645
Water	219,626	239,854	230,370	192,765	882,615
Enclosures	210,139	175,154	164,317	140,210	689,820
Corporate/other	—	—	—	—	—

Consolidated	$664,169	$689,427	$636,174	$584,310	$2,574,080

Operating income (loss) as reported
Tools	$7,863	$18,218	$17,524	$19,627	$63,232
Water	28,193	35,650	28,427	17,522	109,792
Enclosures	21,237	9,834	8,740	(37,954)	1,857
Other	(4,437)	(3,353)	(3,507)	(5,823)	(17,120)

Consolidated	$52,856	$60,349	$51,184	$(6,628)	$157,761

Restructuring charge
Tools	$—	$—	$—	$—	$—
Water	—	—	—	—	—
Enclosures	—	—	—	39,382	39,382
Other	—	—	—	1,678	1,678

Consolidated (2)	$—	$—	$—	$41,060	$41,060

Goodwill amortization
Tools	$2,319	$2,319	$2,318	$2,318	$9,274
Water	4,549	4,859	4,575	4,577	18,560
Enclosures	2,146	2,060	2,066	2,001	8,273

Total goodwill amortization	9,014	9,238	8,959	8,896	36,107
Other amortization	870	1,443	1,442	1,813	5,568

Total amortization	$9,884	$10,681	$10,401	$10,709	$41,675

Operating income (loss) excluding restructuring charge and goodwill amortization
Tools	$10,182	$20,537	$19,842	$21,945	$72,506
Water	32,742	40,509	33,002	22,099	128,352
Enclosures	23,383	11,894	10,806	3,429	49,512
Other	(4,437)	(3,353)	(3,507)	(4,145)	(15,442)

Consolidated	$61,870	$69,587	$60,143	$43,328	$234,928

Operating income (loss) before restructuring charge and goodwill amortization as a percent of net sales
Tools	4.3%	7.5%	8.2%	8.7%	7.2%
Water	14.9%	16.9%	14.3%	11.5%	14.5%
Enclosures	11.1%	6.8%	6.6%	2.4%	7.2%
Consolidated	9.3%	10.1%	9.5%	7.4%	9.1%

(1)	Adjusted to give effect to the adoption of EITF 01-9.
(2)
$955 thousand of the fourth quarter 2001 restructuring charge is included in cost of goods sold on the consolidated income statements for the write-down of inventory on certain product lines that were discontinued as a result of plant closures.

Pentair, Inc. and Subsidiaries
Additional Supplemental Financial Information (Unaudited)

In thousands	2000	1999	1998	1997	1996

Net sales to external customers (1)
Tools	$1,029,658	$850,327	$644,226	$559,907	$467,464
Water	898,247	579,236	438,810	304,647	216,769
Enclosures	777,725	657,500	586,829	600,491	566,919
Other	—	—	—	128,136	133,360

Consolidated	$2,705,630	$2,087,063	$1,669,865	$1,593,181	$1,384,512

Goodwill amortization
Tools	$9,285	$3,282	$287	$214	$306
Water	18,074	12,714	7,793	7,363	4,920
Enclosures	9,097	8,413	5,832	5,576	5,667
Other	—	—	—	418	502

Total goodwill amortization	36,456	24,409	13,912	13,571	11,395
Other amortization	2,675	1,578	1,571	1,669	1,400

Total amortization	$39,131	$25,987	$15,483	$15,240	$12,795

SG&A (1)	$396,105	$310,700	$261,302	$241,062	$216,775

(1)	Adjusted to give effect to the adoption of EITF 01-9.